As filed with the Securities and Exchange Commission on April 20, 2001.

                                 Registration No. 333-__________
________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                   ___________________________

                            FORM S-3
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                   ___________________________

                       PATRIOT BANK CORP.
      (Exact Name of Registrant as Specified in its Charter)

        Pennsylvania                              23-2820537
  (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)             Identification No.

                     High and Hanover Streets
               Pottstown, Pennsylvania  19464-9963
                         (610) 323-1500
   (Address and Telephone Number of Principal Executive Offices)
                   ___________________________

                                       Copies to:
Richard A. Elko                        David W. Swartz, Esquire
President and Chief Executive          Stevens & Lee, P.C.
  Officer                              111 North Sixth Street
Patriot Bank Corp.                     P.O. Box 679
High and Hanover Streets               Reading, PA  19603-0679
Pottstown, PA  19464-9963              (610) 478-2000
(610) 323-1500
(Name, Address and Telephone
 Number of Agent for Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration
Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.  [  ]
                   __________________________

                 CALCULATION OF REGISTRATION FEE
________________________________________________________________

Title of each                    Proposed
   class of                      maximum     Proposed
  securities        Amount       offering    aggregate    Regis-
    to be            to be       price per   offering    tration
  registered      registered     unit(1)     price(1)      Fee
________________________________________________________________

Common Stock,   500,000 shares     $7.725   $3,862,500   $965.63
no par
value
________________________________________________________________

(1) Estimated solely for the purposes of calculating the registration fee. Computed in accordance with Rule 457(c), on the basis of the average of the high and low prices for the common stock of Patriot Bank Corp. in the over-the-counter market on April 17, 2001.

                       __________________



PROSPECTUS

                        PATRIOT BANK CORP.
                    ___________________________

                       DIVIDEND REINVESTMENT
                      AND STOCK PURCHASE PLAN
                    ___________________________

          Patriot Bank Corp. is offering shareholders the opportunity to automatically reinvest dividends for the purchase of shares of Patriot Bank Corp. common stock under this Dividend Reinvestment and Stock Purchase Plan. Patriot is also providing participants the opportunity to purchase additional shares of common stock through optional quarterly cash payments.

                    ___________________________

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense. These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any governmental agency.

                     ___________________________

             This Prospectus is dated April 20, 2001.



                       PATRIOT BANK CORP.

                    DIVIDEND REINVESTMENT AND
                       STOCK PURCHASE PLAN

          The following, in a question and answer format, is Patriot Bank Corp.'s Dividend Reinvestment and Stock Purchase Plan. Shareholders who do not participate in the Plan will continue to receive cash dividend payments by check, if and when dividends are declared, in the usual manner.

A.  PURPOSE OF THE PLAN

     1.  What is the purpose of the Plan?

          The purpose of the Plan is to provide you with a simple, convenient and economical procedure for purchasing additional shares of Patriot Bank Corp. common stock by reinvesting the cash dividends paid on your common stock and through additional optional quarterly cash payments.

     2.  What are the advantages of the Plan?

          The Plan permits you to increase your holdings of common stock without the payment of brokerage commissions in connection with stock purchases made under the Plan.

          Regular statements of account provide you with a record of each Plan transaction.

          Participation in the Plan is entirely voluntary. You may join or withdraw your participation at any time prior to a particular dividend record date by making timely written notice to the Plan Administrator, as explained in Section K -
Participation Withdrawal, Item 1.

B.  PLAN ADMINISTRATOR

     1.  Who administers the Plan for participants?

          Our stock transfer agent, Registrar and Transfer
Company, Cranford, New Jersey, acts as Plan Administrator for participants. The Plan Administrator's address is:

               Registrar and Transfer Company
               Dividend Reinvestment Department
               10 Commerce Drive
               Cranford, NJ  07016

          You should send all communications concerning the Plan to the Plan Administrator at the above address. You may direct telephone requests to the Plan Administrator at 1-800-368-5948. You may direct electronic inquiries to info@rtco.com. Please reference your account number and Patriot Bank Corp. in all correspondence and communications with the Plan Administrator.

          We may, in our sole discretion, replace the Plan
Administrator at any time.

     2.  What is the responsibility of the Plan Administrator?

          The Plan Administrator receives your dividend payments and optional cash payments, invests such amounts in additional shares of common stock, maintains continuing records of your Plan account, issues statements of account to you and performs other duties relating to the Plan. The Plan Administrator acts in the capacity of your agent.

          The Plan Administrator will address all notices to you at your latest address of record on file with the Plan Administrator. Mailing a notice to your last address of record will satisfy the Plan Administrator's responsibility of giving notice to you. Therefore, you should provide the Plan Administrator with prompt notification of any change of address.

          The Plan Administrator, in administering the Plan, will not be liable for any act done in good faith or for the good faith failure to act, including any claim of liability arising out of failure to terminate your Plan account upon death or judicially declared incompetency, relating to the prices at which or times when shares are purchased for your Plan account, relating to any loss or fluctuation in the market value after purchase of shares, or relating to any sales of common stock made under the Plan on your behalf. The Plan Administrator does not have any duties, responsibilities or liabilities except those expressly set forth in the Plan.

C.  PARTICIPATION ELIGIBILITY

     1.  Who is eligible to participate?

          All holders of record of a minimum of 100 shares of common stock are eligible to enroll in the Plan. Beneficial owners of shares of common stock whose shares are registered in names other than their own (for instance, in the name of a broker or nominee) are not eligible to participate in the Plan. Beneficial owners of shares may become shareholders of record by requesting their broker or nominee to transfer such shares into their own names. The right to participate in the Plan is not transferable to another person. Shareholders who reside in jurisdictions in which it is unlawful for a shareholder to participate in the Plan are not eligible to participate in the Plan.

     2.  How does an eligible shareholder participate?

          If you are eligible to participate in the Plan, you must simply complete and sign an authorization form and return it to the Plan Administrator. An authorization form is attached to this Plan. You may obtain additional copies of the authorization form at any time by writing to the Plan
Administrator.

     3.  When may an eligible shareholder join in the Plan?

          If you are eligible to participate in the Plan, you may enroll at any time. If the Plan Administrator receives your authorization form at least five (5) business days prior to the record date for a dividend payment, reinvestment of dividends will begin with that dividend payment. The Plan does not represent any change in our dividend policy or constitute a guarantee of the payment of any future dividends.

     4.  What does the authorization form provide?

          The authorization form directs us to pay to the Plan Administrator for your Plan account all cash dividends on the common stock registered in your name, as well as dividends paid on the common stock credited to your account. It also appoints the Plan Administrator as agent for you and directs such agent to apply all cash dividends to purchase additional shares of common stock in accordance with the terms of the Plan. The authorization form may also authorize the investment of optional cash payments for the purchase of common stock as of the next purchase period ("Investment Date Period").

     5.  Is partial participation possible under the Plan?

          No. Reinvestment of dividends is required for all dividends paid on all shares of common stock registered in your name.

D.  STOCK PURCHASES

     1.  When will the Plan purchase common stock?

          The Plan Administrator will purchase common stock each calendar quarter on the Investment Date Period, which will begin on the quarterly dividend payment date, or as soon as practicable thereafter, subject to applicable securities laws and regulations.

     2.  How will the Plan purchase shares of common stock?

          The Plan Administrator or its selected broker/dealer will purchase common stock under the Plan. These purchases will be made in our discretion, either directly from us or on the open market, or both, subject to applicable securities laws and regulations.

     3. What are the responsibilities of the Plan Administrator in the event that they are unable to purchase common stock due to temporary curtailment or suspension of open market purchases?

          In the event applicable law or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of common stock, the Plan Administrator is not accountable for its inability to purchase common stock at such time. If shares of common stock are not available for purchase for a period longer than 30 days from the applicable dividend payment date, the Plan Administrator will promptly mail a check to you in the amount of any unapplied funds in your Plan account, without interest.

     4. How many shares of common stock will be purchased for participants?

          The number of shares of common stock purchased for your account for any dividend payment date will depend on the amount of your cash dividends for reinvestment, any optional cash payments received, and the purchase price of the shares of common stock. The Plan Administrator will credit your account with that number of shares (including fractional shares computed to four (4) decimal places) equal to the total amount invested, divided by the applicable purchase price (computed to four (4) decimal places).

     5. At what price will shares of common stock be purchased under the Plan?

          In purchasing common stock for your account for each Investment Date Period, the Plan Administrator will commingle your funds with those of other participants under the Plan. The price of shares of common stock purchased in the open market with reinvested dividends and optional cash payments for each Investment Date Period will equal the weighted average price of all shares of common stock purchased for that Investment Date Period. The price of shares purchased from Patriot will be the closing sale price of our common stock as reported on the Nasdaq Stock Market on the applicable dividend payment date. We will bear all costs of administering the Plan except as described in Section H - Costs to Participants.

E.  DIVIDENDS

     1. Will participants be credited with dividends on common stock held in their account under the Plan?

          Yes. The Plan Administrator will credit your Plan account with dividends paid on whole and fractional shares of common stock held in your account. The Plan Administrator will automatically reinvest the cash dividends paid on shares held in your Plan account for the purchase of additional shares of common stock. You will not receive interest on dividend payments before the Plan Administrator invests the dividend payments in common stock.

     2. Are dividends paid on shares of common stock held in a participant's Plan account reinvested?

          Yes. Dividends paid on shares held in your Plan account, whether purchased with reinvested dividends or through optional cash payments will be automatically reinvested for the purchase of additional shares of common stock, unless and until you elect to withdraw your participation in the Plan as described in Section K - Participation Withdrawal, Item 1.

     3. What happens if Patriot declares a stock dividend or a stock split or makes a rights offering?

          We will add to your account any shares representing stock dividends or stock splits paid or distributed on common stock credited to your Plan account. Any shares representing stock dividends or stock splits paid or distributed on shares registered in your name will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan. The basis for any rights offering will include any shares of common stock credited to your Plan account.

F.  OPTIONAL CASH PAYMENTS

     1. May a participant elect to make optional cash payments under the Plan?

          Yes. In addition to the reinvestment of cash dividends paid on common stock, you may make optional cash payments of between $100 and $5,000 per calendar quarter for the purchase of additional shares of common stock. We will not approve investment of optional cash payments in excess of $5,000 per quarter. We reserve the right to return to you amounts which exceed the maximum quarterly amount. We can change the minimum and maximum amounts of optional cash payments (or we can eliminate optional cash payments) at our discretion. Shares purchased with optional cash payments are automatically enrolled in the Plan.

     2.  How are optional cash payments made?

          If you wish to make optional cash payments, you may forward a check or money order payable in the United States, to "Registrar and Transfer Company" (Plan Administrator) no earlier than 30 days prior to the next dividend payment date and no later than five (5) business days preceding such dividend payment date. You should make reference to Patriot Bank Corp. stock and include your Plan account number with your payment. You may also arrange for optional cash payments in amounts of at least $100 through direct draft from a deposit account at your financial institution. Direct drafts must occur on or before the tenth (10th) day of the month in which a quarterly dividend is paid. You will pay customary service charges for any checks returned for insufficient funds.

     3. Will a participant receive interest on funds submitted for optional cash payments?

          No. We will not pay interest on optional cash payments pending their investment in common stock. You should therefore try to forward optional cash payments for receipt by the Plan Administrator as close to, but not beyond, five (5) business days before the applicable dividend payment date. The Plan Administrator will return funds submitted prior to 30 days before the next dividend payment date.

     4.  Can a participant have optional cash payments returned?

          Yes. The Plan Administrator will return any uninvested optional cash payments to you upon written request received by the Plan Administrator at least five (5) business days before a dividend payment date. All individuals on the account must sign a request for return of optional cash payments.

G.  REGISTRATION OF SHARES

     1. How will shares purchased on behalf of a participant be registered?

          Shares purchased under the Plan are registered in the name of the Plan Administrator's nominee and are credited to your Plan account. The Plan Administrator acts in the capacity as your agent with respect to the Plan.

H.  COSTS TO PARTICIPANTS

     1. Are there any fees or expenses to participants under the Plan?

          You will not pay any brokerage commissions incurred as a result of purchases of common stock under the Plan.

          You will not pay any costs or fees associated with the administration of the Plan, except for returned check service charges described previously, and except for a $10 termination fee if you choose to withdraw participation in the Plan.

          In addition, if you request the Plan Administrator to sell your shares following your withdrawal from the Plan (rather than receiving stock certificates upon your withdrawal), you will pay the applicable brokerage commission associated with the sale, together with any required transfer tax and applicable service charges.

I.  REPORTS TO PARTICIPANTS

     1. How will participants be advised of their stock purchases?

          As soon as practicable after each Investment Date Period, you will receive a statement of account from the Plan Administrator. These statements are your continuing record of the purchase price and number of shares of common stock acquired for your Plan account. You should retain Plan statements for tax purposes.

          You will also receive, from time to time, communications sent to all record holders of our common stock.

J.  STOCK CERTIFICATES

     1. Will stock certificates be issued for shares of common stock purchased under the Plan?

          No. Normally, we will not issue stock certificates for shares purchased under the Plan. The Plan Administrator will hold all stock certificates representing shares purchased under the Plan in the name of its nominee. Your account statement will show the number of shares credited to your Plan account. This safekeeping feature protects against loss, theft or destruction of stock certificates.

     2. May a participant request stock certificates for shares accumulated in their Plan account?

          Yes. You may receive stock certificates for whole shares of common stock accumulated in your Plan account by sending a written request to the Plan Administrator. All the persons listed on the Plan account must sign the request for issuance of stock certificate(s). (See Section B - Plan Administrator, Item 1 for the name and address of the Plan Administrator.) When stock certificates are issued to you, we will continue to reinvest future dividends on shares represented by those certificates. We will not issue certificates representing fractional shares under any circumstances.

     3. Does the Plan allow for safekeeping of stock certificates?

          Yes. You may deposit any stock certificate(s) for shares of common stock subject to the Plan free of charge with the Plan Administrator, along with a written request that the stock certificate(s) be deposited in your Plan account. You should not endorse stock certificates forwarded to the Plan Administrator for safekeeping. Delivery of stock certificates for this service is at your own risk. Therefore, for delivery by mail, we recommend certified mail with return receipt requested. Please note that shares to be added to a Plan account must be registered in the same name as your Plan account registration. Your account statement will show receipt of any shares delivered for safekeeping.

     4. May participants pledge common stock credited to their Plan account?

          No. You may not pledge your rights under the Plan or any shares of common stock credited to your Plan account. If you wish to pledge shares of common stock held in your Plan account, you must request the Plan Administrator to issue in your name stock certificates for such common stock as described in Item 2 of this section.

     5. Once a stock certificate has been issued on the account, how will the account be maintained?

          Accounts under the Plan are maintained in the names in which the stock certificates were registered at the time they entered the Plan. Additional stock certificates for shares of common stock will be similarly registered when issued.

K.  PARTICIPATION WITHDRAWAL

     1.  How do participants withdraw from the Plan?

          You may withdraw from participation in the Plan at any time by sending a written withdrawal request to the Plan Administrator and including payment of the $10 termination fee. (See Section B - Plan Administrator, Item 1 for the name and address of the Plan Administrator.) All persons on the account must sign the request for participation withdrawal. A withdrawal request received less than two (2) business days prior to a particular dividend record date will not be effective until dividends for such record date have been reinvested and the shares credited to your Plan account. When a you withdraw from the Plan, or upon termination of the Plan by us, the Plan Administrator will issue stock certificates for whole shares of common stock credited to your Plan account and will distribute a cash payment in lieu of any fractional share. The cash payment will be calculated by multiplying the current market price of the common stock on the effective date of the withdrawal times the fractional share. We will not issue stock certificates representing any fraction of a share of common stock.

          Upon withdrawal from the Plan, you may also request that the Plan Administrator sell all of the common stock credited to your Plan account. In that event, the Plan Administrator will place a sale order for your account as promptly as possible after processing the request for withdrawal. The sale will occur through an agent designated by the Plan Administrator at the prevailing market price at the time of such sale. You will receive from the Plan Administrator a check for the proceeds of the sale less any applicable brokerage commissions, any transfer tax and applicable service charges. Sales of common stock by the Plan Administrator will only be permitted as a result of withdrawal from participation in the Plan.

     2. If a participant disposes of all shares held in stock certificate form, will the participant's Plan account be automatically terminated?

          No. If you dispose of all stock certificates registered in your name, the Plan Administrator will, until otherwise notified, continue to reinvest the dividends on shares held in your Plan account.

L.  INCOME TAX INFORMATION

     1. What are the income tax consequences of participation in the Plan?

          In general, your participation in the Plan has the same federal and state income tax obligations with respect to dividends credited to your account under the Plan as other holders of common stock who elect to receive cash dividends directly. You are treated for income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the common stock credited to your Plan account, even though that amount was not actually received by you in cash, but instead, was applied to the purchase of additional shares under the Plan. In addition, any brokerage commissions and service charges paid by us on your behalf will constitute dividend income. The Plan Administrator will include such amounts, if any, on any annual information return filed with the Internal Revenue Service, a copy of which will be sent to you.

          The tax basis of each share of common stock credited to your Plan account as a result of reinvested dividends is equal to the fair market value of the common stock (plus any brokerage commissions and service charges paid by us on your behalf). The holding period for such common stock begins on the day following the Investment Date Period.

          Your receipt of stock certificates representing whole shares of common stock previously credited to your Plan account, upon withdrawal from the Plan or pursuant to your request for certificates, will not result in the recognition of taxable income. You will recognize a gain or loss when shares of common stock are sold on your behalf upon withdrawal from the Plan or when you sell common stock after your withdrawal from the Plan.

          You are advised to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and possible subsequent sale of common stock purchased pursuant to the Plan.

M.  VOTING OF SHARES

     1. How will a participant's shares of common stock held under the Plan be voted?

          Common stock credited to your Plan account will be automatically added to the common stock covered by the proxy sent to shareholders and may be voted by such holder pursuant to such proxy. You will receive proxy solicitation materials relating to the common stock held by the Plan. Where no instructions are received from you with respect to your common stock held under the Plan, or otherwise, such common stock will not be voted unless you vote such common stock in person.

N.  OTHER INFORMATION

     1.  What are Patriot's responsibilities under the Plan?

          We will interpret the Plan and all interpretations and determinations made by us are conclusive. The terms and conditions of the Plan are governed by the laws of the Commonwealth of Pennsylvania. The terms of the Plan, including the authorization form, cannot be changed by oral agreement.

          We do not have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan. Without limiting the foregoing, we will not be liable for any act done in good faith or for the good faith failure to act, including any claim of liability arising out of failure to terminate your Plan account upon death or judicially declared incompetency, relating to the prices at which or times when shares are purchased for your Plan account, relating to any loss or fluctuation in the market value after purchase of shares, or relating to any sales of common stock under the Plan on your behalf.

     2. Who bears the risk of market price fluctuations in the common stock?

          You bear the risk of loss and realize the benefits of any gain from market price changes with respect to all shares held in the Plan, or otherwise. Neither we nor the Plan Administrator make any representations with respect to the future value of the common stock purchased under the Plan.

     3. Can the Plan or participation in the Plan be modified or terminated?

          We can amend, suspend, modify or terminate the Plan at any time by action of the Board of Directors. You will receive notice of any such suspension or termination or material amendment or modification and will at any time have the right to withdraw from the Plan. In addition, we and the Plan
Administrator may adopt reasonable procedures for the administration of the Plan.

          We or the Plan Administrator may suspend or terminate your individual participation in the Plan at any time by written notice to you. In the event of termination, the Plan Administrator will send a stock certificate to you equal to the number of whole shares of common stock and a check for the value of any fraction of a share of common stock held for you under the Plan in your Plan account.

                         USE OF PROCEEDS

          The proceeds from the sale of common stock offered pursuant to the Plan will be used for general corporate purposes, including, without limitation, investments in and advances to Patriot's subsidiaries.

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provisions of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of Patriot provide for (1) indemnification of directors, officers, employees, and agents and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

                          LEGAL MATTERS

          The validity of the shares offered hereby will be passed upon for us by Stevens & Lee, P.C., Reading, Pennsylvania.

                             EXPERTS

          The consolidated financial statements of Patriot Bank Corp. included in Patriot Bank Corp.'s annual report on Form 10-K for the year ended December 31, 2000, incorporated in this Prospectus and the Registration Statement by reference, have been audited by KPMG LLP, independent accountants, to the extent and for the periods as indicated in their report and are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                 WHERE YOU CAN FIND MORE INFORMATION

          We are subject to the information requirements of the Securities Exchange Act of 1934 and file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements and other information. We file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's website at http://www.sec.gov.

          We have filed a registration statement to register under the Securities Act of 1933 the common stock offered by this prospectus. This prospectus does not contain all the information included in the registration statement, certain portions of which we have omitted as permitted by the rules of the Commission.

          The SEC allows us to "incorporate by reference" the information it has filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

          - Patriot Bank Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000.

You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. Any statement made in a document that is incorporated by reference will modify or supersede for all purposes a contrary statement in this prospectus or in a document previously incorporated by reference. You should not assume that the information in this prospectus, including information incorporated by reference, or in any prospectus supplement is accurate as of any date other than the date of the document.

          We will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). You should direct requests to:

               Patriot Bank Corp.
               High and Hanover Streets
               Pottstown, Pennsylvania  19464-9963
               Attention:  Investor Relations Dept.

          You should direct telephone requests to Patriot at
(610) 323-1500 (ex. 4604).



                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          SEC Registration Fee                  $  965
          Legal Expenses                         3,500*
          Printing Costs                         1,000*
          Miscellaneous                            500*
          Total                                 $5,965*

          *Estimated

Item 15.  Indemnification of Directors

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provisions of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of Patriot Bank Corp. provide for
(1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Patriot Bank Corp.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the directors, officers and controlling persons of Patriot Bank Corp. pursuant to the foregoing provisions, or otherwise, Patriot Bank Corp. has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 16.  Exhibits

          The following exhibits are included with this Registration Statement:

  3.1     Articles of Incorporation of Patriot Bank Corp.
          (Incorporated by reference to Exhibit 3.1 to Patriot
          Bank Corp.'s Registration Statement No. 33-96530 on
          Form S-1.)

  3.2 Bylaws of Patriot Bank Corp. (Incorporated by reference to Exhibit 3.2 to Patriot Bank Corp.'s
          Registration Statement No. 35-96530 on Form S-1.)

  5.1 Opinion of Stevens & Lee, P.C. re: legality of common stock being registered.

 23.1     Consent of Stevens & Lee, P.C. (included at
          Exhibit 5.1 of this Registration Statement).

 23.2     Consent of KPMG LLP, independent auditors.

 24.1     Power of Attorney (included on signature page).

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          The undersigned Registrant undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Pottstown, the Commonwealth of Pennsylvania, as of this 25th day of January, 2001.

                              PATRIOT BANK CORP.

                              By /s/ Richard A. Elko
                                Richard A. Elko
                                President and Chief Executive
                                Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Elko, James G. Blume, and David W. Swartz, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitute and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities as of the dates indicated.

Signature                         Title                 Date

/s/ James B. Elliott_____  Chairman of the      January 25, 2001
James B. Elliott           Board of Directors


/s/ Richard A. Elko        President and Chief  January 25, 2001
Richard A. Elko            Executive Officer
                           and Director
                           (Principal Executive
                           Officer)

/s/ James G. Blume         Chief Financial      January 25, 2001
James G. Blume             Officer
                           (Principal Financial
                           and Principal
                           Accounting Officer)

/s/ James A. Bentley, Jr.  Director             January 25, 2001
James A. Bentley, Jr.

/s/ Russell J. Kunkel____  Director             January 25, 2001
Russell J. Kunkel

/s/ Thomas D. Paulus_____  Director             January 25, 2001
Thomas D. Paulus

/s/ Larry V. Thren_______  Director             January 25, 2001
Larry V. Thren



                          EXHIBIT INDEX

 No.   Description

 5.1 Opinion of Stevens & Lee, P.C. re: legality of common stock being registered.

23.1   Consent of Stevens & Lee, P.C. (included at
       Exhibit 5.1 of this Registration Statement).

23.2   Consent of KPMG LLP, independent auditors.